EXHIBIT 4.4

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of June 30, 1997 between and among SALIVA DIAGNOSTIC SYSTEMS, INC., a Delaware corporation (the "Company"), and each of the investors (collectively, the "Investors") listed on Schedule A to the Subscription Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Common Stock Subscription Agreement dated the date hereof (the "Subscription Agreement"), the Investors acquired shares of Common Stock of the Company, par value $.01 per share (the "Common Stock" or the "Shares"); and

         WHEREAS, the Company has agreed to register the Shares; and

         WHEREAS, as used herein, "Registrable Securities" shall mean the shares of Common Stock (including the Additional Shares, as defined in the Subscription Agreement) issued or issuable by the Company under the Subscription Agreement or issuable upon any stock split, stock dividend, recapitalization or the like, which have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties agree as follows:

         1.       REGISTRATION UPON CLOSING.

         (a) Subject to the terms and conditions hereof, within thirty (30) days after the closing of the transactions contemplated by the Subscription Agreement (the "Closing Date"), the Company shall, at the Company's cost and expense (other than the underwriting discounts and brokerage commissions, if any, payable in respect of the Registrable Securities sold by the Investors), prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (if the same is available), with respect to all of the Registrable Securities and will use its best efforts to cause such registration statement to become effective as soon as possible. If Form S-3 is not available to the Company for such registration statement, the Company shall file the registration statement on an appropriate alternative form.

         (b) Except as set forth below, the Company shall keep effective the registration statement contemplated by this Section 1 and shall from time to time amend or supplement such registration statement, for a period of not less than two (2) years (although such period may be reduced to one year provided that all of the Shares may be sold at one time under rule 144(k) under the Exchange Act), as extended by any period of time during which the registration statement is not effective pursuant to Section 1(c) below, unless all of the Registrable Securities set forth in such registration statement have theretofore been sold.

         (c) The Company may terminate or suspend the effectiveness of any registration statement to be filed pursuant to Section 1(a) one time for a period of not more than 30 days if the Company shall deliver to each Investor a certificate signed by the President or Chief Financial Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would (i) be seriously detrimental to the business of the Company for such registration statement to be effected or remain effective at such time, (ii) interfere with any proposed or pending material corporate transaction involving the Company or any of its subsidiaries, or (iii) result in any premature disclosure thereof.

         2.       THE COMPANY COVENANTS.

         (a) The Company shall furnish to the Investors such number of copies of a prospectus in conformity with the requirements of the Securities Act, and such other documents as may reasonably be requested in order to facilitate the disposition of the Registrable Securities owned by the Investors.

         (b) The Company shall use all reasonable efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Investors may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this Section 2(b) in which it is not otherwise required to qualify to do business.

         (c) The Company shall notify the Investors promptly when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

         (d) The Company shall advise the Investors, promptly after it shall receive notice or obtain knowledge, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose, and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order shall be issued.

         (e) The Company shall promptly notify each Investor, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of each Investor prepare and furnish to them such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees and purchasers of such Registrable Securities or securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

         (f) The Company shall pay all expenses incurred by the Company in complying with Section 1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one counsel for the Investors (the amount of counsel fees for the Investors (as selected by The Tail Wind Fund) relating to such registration shall be up to $10,000), blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding all underwriting discounts and brokerage commissions, if any, payable in respect of the Registrable Securities sold by the Investors.

         3.       INDEMNIFICATION.

         (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless all of the Investors, their respective officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 3, but not be limited to, reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), arising out of, based upon, or in connection with any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented) or any amendment or supplement thereto, relating to the sale of any of the Registrable Securities or (B) in any application or other document or communication (in this Section 3 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange or the Nasdaq Stock Market; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, unless (x) such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any of the Investors for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (y) such loss, liability, charge, claim, damage or expense arises out of any Investor's failure to comply with the terms and provisions of this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

         If any action is brought against the Investors or any of their respective officers, directors, partners, employees, agents, or counsel, or any controlling persons or such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability other than pursuant to this Section 3(a) unless, the failure to so notify shall materially and adversely prejudice any rights or defenses with respect to such claim) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) provided that the indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless:

                  (i) the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action; or

                  (ii) such indemnified party or parties shall have reasonably concluded, based on an opinion of counsel, that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any material respect, and that as a result thereof a conflict of interest would arise absent separate representation of the parties.

In the event of clauses (i) or (ii) above, such fees and expenses as are reasonable shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 3 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto) unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Investor of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus, final prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Securities.

         (b) Each Investor agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Registrable Securities held by the Investor, each other person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Investors in Section 3(a) but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Investors by or on behalf of the Investors, expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Investor pursuant to this Section 3(b) the Investors shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 3(a).

         (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 3(a) or 3(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement and any controlling person of the Company) as one entity, and the Investors included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party) as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and the Investors in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Investors, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Investors agree that it would be unjust and inequitable if the respective obligations of the Company and the Investors for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Investors and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 3(c). In no case shall any Investor be responsible for a portion of the contribution obligation imposed on all of the Investors in excess of each Investor's pro rata share based on the number of Registrable Securities owned by each Investor and included in such registration as compared to the total number of Registrable Securities owned by all of the Investors and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this
Section 3(c), each person, if any, who controls any Investor within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel for any Investor or control person shall have the same rights to contribution as the Investor or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act of Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject to each case to the provisions of this Section 3(c). Anything in this Section 3(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 3(c) is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.

         4.       MISCELLANEOUS.

         (a) REMEDIES. In the event of a breach by any party of its obligations under this Agreement, the other parties, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of their respective rights under this Agreement. Such rights shall be in addition to, and not in lieu of, the Investors' rights to receive the Damage Payment as specified in the Subscription Agreement.

         (b) AGREEMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, unless such amendment, modification or supplement is in writing and signed by all of the parties hereto.

         (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, overnight courier, or telecopied, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 4(c).

                  if to the Company:

                  Saliva Diagnostic Systems, Inc.
                  11719 NE 95th Street
                  Vancouver, WA 98682
                  Attention:  Chief Executive Officer
                  Telephone:  (360) 696-4800
                  Facsimile:  (360) 254-7942

                  if to the Investor, to each investor and at such address as is listed on Schedule A to the Subscription Agreement.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; the next business day after being deposited with an overnight courier, if deposited with an overnight courier service; when receipt is acknowledged, if telecopied.

         (d) REASONABLE COOPERATION OF THE INVESTOR. The Investors shall cooperate in all reasonable respects with the filing of the registration statement(s) contemplated hereby. Without limiting the foregoing, each Investor shall furnish to the Company (or any regulatory authority) such written information and representations that the Company may reasonably request in order to facilitate any registration of the Registrable Securities hereunder.

         (e) SUCCESSORS AND ASSIGNS. This Agreement may be assigned by an Investor to any purchaser or transferee of the Shares.

         (f) COUNTERPARTS. This Agreement may be executed by facsimile signature and in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) HEADINGS. The headings in this Agreement are for convenience of references only and shall not limit or otherwise affect the meaning hereof.

         (h) GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without reference to its conflict of laws provisions.

         (i) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application hereof in any circumstance is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (j) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of this agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are not any restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, concerning the registration rights granted by the Company pursuant to this Agreement.

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                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.


                                    SALIVA DIAGNOSTIC SYSTEMS, INC.

                                    By: /s/ Kenneth McLachlan
                                        ----------------------------------------
                                        Kenneth McLachlan, President

                                    INVESTORS:

                                    By: /s/ The Tail Wind Fund, Ltd.
                                        ----------------------------------------

                                    Name:  /s/ Sherrill Pletscher
                                    Title: Authorized Signatory

                                    Name:  /s/Steven E. Carey
                                    Title: Director

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